EXHIBIT 10.9

HANOVER-STC ACQUISITION CORP.

SPONSORS’ WARRANTS SECURITIES PURCHASE AGREEMENT

        THIS SPONSORS’ WARRANTS SECURITIES PURCHASE AGREEMENT (as it may from time to time be amended and including all exhibits referenced herein, this “Agreement“), dated as of March 23, 2007, is entered into by and among Hanover-STC Acquisition Corp, a Delaware corporation (the “Company“) and the purchasers listed in Schedule A hereto (each a “Purchaser“ and collectively, the “Purchasers“).

        WHEREAS, the Company intends to file a registration statement on Form S-1 with the Securities and Exchange Commission (the “Registration Statement”) in connection with the proposed initial public offering of the Company’s units (the “Initial Public Offering”), each unit consisting of one share of the Company’s common stock, par value $0.0001 per share (a “Share“), and one warrant to purchase one Share at an exercise price of $6.00 per Share;

        WHEREAS, concurrently with the sale of units in the Initial Public Offering, the Company desires to issue and sell and the Purchasers desire to purchase, in the respective amounts set forth opposite each Purchaser’s name on Schedule A hereto and upon the terms and conditions set forth in this Agreement, an aggregate of 3,250,000 warrants (the “Sponsors’ Warrants”), each Sponsors’ Warrant entitling the holder to purchase one Share at an exercise price of $6.00 per Share.

        WHEREAS, pursuant to the terms of the Warrant Agreement to be entered into by the Company and [_____], as Warrant Agent, on or prior to the effective date of the Registration Statement substantially in the form attached as Exhibit A hereto (the “Warrant Agreement”), upon issuance, the Sponsors’ Warrants will be deposited with [_____], as escrow agent (the “Escrow Agent”) under the Escrow Agreement to be entered into by the Initial Stockholders (as defined therein) and the Company on or prior to the effective date of the Registration Statement, substantially in the form attached as Exhibit B hereto (the “Escrow Agreement”) until the Transfer Restriction Termination Date.

        NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Sponsors’ Warrants.

        A. Authorization of the Sponsors’ Warrants. The Company has duly authorized the issuance and sale to the Purchasers of the Sponsors’ Warrants.

        B. Purchase and Sale of the Sponsors’ Warrants. Immediately prior to the effective date of the Registration Statement, or on such earlier date as may be established from time to time by mutual agreement of the parties (in each case, the “Closing Date”), the Company shall issue and sell to the Purchasers, and the Purchasers shall purchase from the Company, the respective number of Sponsors’ Warrants set forth opposite each Purchaser’s name on Schedule A hereto. The purchase price for each Sponsors’ Warrant shall be $1.00 per warrant, for an aggregate purchase price of $3,250,000 (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company in accordance with the Company’s wiring instructions. On the Closing Date, upon the payment by the Purchasers of the Purchase Price by wire transfer of immediately available funds to the Company, the Company shall deliver certificates evidencing the Sponsors’ Warrants to be purchased by the Purchasers hereunder, registered in the Purchasers’ respective names to the Escrow Agent for deposit pursuant to the Escrow Agreement.

        C. Terms of the Sponsors’ Warrants.

        (i) Each Sponsors’ Warrant shall have the terms set forth in the Warrant Agreement.

        (ii) Transfer Restrictions: In addition to the restrictions on transfer set forth in Section 9 hereof, each of the Purchasers acknowledges that the Sponsors’ Warrants and the Shares issuable upon exercise of the Sponsors’ Warrants are subject to the restrictions on transfer and exercise set forth in the Warrant Agreement and will be deposited with the Escrow Agent pursuant to the Escrow Agreement until the Transfer Restriction Termination Date.

        (iii) Registration Rights: In connection with the closing of the Initial Public Offering, the Company and the Purchasers shall enter into an agreement (the “Registration Rights Agreement”) granting the Purchasers registration rights with respect to Sponsors’ Warrants and the Shares underlying the Sponsors’ Warrants.

Section 2. Representations and Warranties of the Company.

        As a material inducement to the Purchasers to enter into this Agreement and purchase the Sponsors’ Warrants, the Company hereby represents and warrants to the Purchasers (which representations and warranties shall survive the Closing Date) that:

        A. Organization and Corporate Power. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

        B. Authorization; No Breach.

        (i) The execution, delivery and performance of this Agreement, the Warrant Agreement and the Sponsors’ Warrants have been duly authorized by the Company as of the Closing Date. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms. The Warrant Agreement, and upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Sponsors’ Warrants, constitute valid and binding obligations of the Company, enforceable in accordance with their respective terms as of the Closing Date.

        (ii) The execution and delivery by the Company of this Agreement, the Warrant Agreement and the Sponsors’ Warrants, the sale and issuance of the Sponsors’ Warrants, the issuance of the Shares of common stock upon exercise of the Sponsors’ Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of the Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the bylaws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

        C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Shares issuable upon exercise of the Sponsors’ Warrants will be duly and validly issued, fully paid and nonassessable. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement, the Purchasers will have good title to the Sponsors’ Warrants and the Shares issuable upon exercise of such Sponsors’ Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, (ii) transfer restrictions under

2

federal and state securities laws, and (iii) liens, claims or encumbrances imposed due to the actions of the applicable Purchaser.

        D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required in connection with the execution, delivery and performance by the Company of this Agreement or the Warrant Agreement, or the consummation by the Company of any other transactions contemplated hereby.

Section 3. Representations and Warranties of the Purchasers.

        As a material inducement to the Company to enter into this Agreement and issue and sell the Sponsors’ Warrants to the Purchasers, the Purchasers, severally and not jointly, hereby represent and warrant to the Company (which representations and warranties shall survive the Closing Date) that:

        A. Capacity and State Law Compliance. The Purchaser has the legal capacity to execute and perform the obligations imposed on the Purchaser hereunder. The Purchaser has engaged in the transactions contemplated by this Agreement within a state in which the offer and sale of the Sponsors’ Warrants is permitted under applicable securities laws. The Purchaser understands and acknowledges that the purchase of Shares upon the exercise of the Sponsors’ Warrants will require the availability of an exemption from registration under federal and/or state securities laws and that any sale of such Shares shall require registration or the availability of an exemption from registration under federal and/or state securities laws.

        B. Authorization; No Breach.

        (i) This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability relating to or affecting creditors’ rights and to general equitable principles (whether considered in a proceeding in equity or law).

        (ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the respective terms hereof by the Purchaser does not and shall not as of the Closing Date conflict with or result in a breach of the terms, conditions or provisions of the organizational documents of the Purchaser or any other agreement, instrument, order, judgment or decree to which the Purchaser is subject.

        C. Investment Representations.

        (i) The Purchaser is acquiring the Sponsors’ Warrants and, upon exercise of the Sponsors’ Warrants, the Shares issuable upon such exercise (collectively, the “Securities“) for its own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

        (ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D.

        (iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchasers set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

        (iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act of 1933, as amended (the “Securities Act”).

3

        (v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by such Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk. The Purchaser has sought such accounting, legal and tax advice as such Purchaser has considered necessary to make an informed investment decision with respect to such Purchaser’s acquisition of the Securities.

        (vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

        (vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) subsequently registered thereunder or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the Securities and Exchange Commission has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a Business Combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act. The Purchaser is able to bear the economic risk of its investment in the Securities for an indefinite period of time.

        (viii) The Purchaser has such knowledge and experience in financial and business matters, knows of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder. The Purchaser has adequate means of providing for it or his/her current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its or his investment in the Securities.

Section 4. Conditions of the Purchasers’ Obligations.

        The obligation of the Purchaser to purchase and pay for the Sponsors’ Warrants is subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

        A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of the Closing Date as though then made.

        B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

        C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

Section 5. Conditions of the Company’s Obligations.

4

        The obligations of the Company to each Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions:

        A. Representations and Warranties. The representations and warranties of such Purchaser contained in Section 3 shall be true and correct at and as of the Closing Date as though then made.

        B. Performance. Such Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before the Closing Date.

        C. Corporate Consents. The Company shall have obtained the consent of its Board of Directors authorizing the execution, delivery and performance of this Agreement and the Warrant Agreement and the issuance and sale of the Sponsors’ Warrants hereunder.

        D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

Section 6. Termination.

        This Agreement may be terminated at any time prior to the Closing Date as it relates only to the Securities to be purchased pursuant to this Agreement on and after such Closing Date upon the mutual written consent of the Company and the Purchasers.

Section 7. Survival of Representations and Warranties.

        All of the representations and warranties contained herein shall survive the Closing Date.

Section 8. Definitions.

        Terms used but not otherwise defined in this Agreement shall have the meaning assigned to such terms in the Registration Statement.

Section 9. Miscellaneous.

        A. Legends.

        (i) The certificates evidencing the Sponsors’ Warrants and Shares issued upon exercise of any Sponsors’ Warrants will include the legend set forth in Exhibit B to the Warrant Agreement.

        (ii) By accepting the certificates bearing the aforesaid legend, each of the Purchasers agrees, prior to any permitted transfer of the Securities, to give written notice to the Company expressing its desire to effect such transfer and describing briefly the proposed transfer. Upon receiving such notice, the Company shall present copies thereof to its counsel and the each of the Purchasers agrees not to make any disposition of all or any portion of the Securities unless and until:

        (a) there is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement, in which case the legends set forth above with respect to the Securities sold pursuant to such registration statement shall be removed; or

5

        (b) if reasonably requested by the Company, (A) the Purchaser shall have furnished the

        Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such Securities under the Securities Act or applicable state securities laws, (B) the Company shall have received customary representations and warranties regarding the transferee that are reasonably satisfactory to the Company signed by the proposed transferee and (C) the Company shall have received an agreement by such transferee to the restrictions contained in the legends referred to in (i) hereof. Notwithstanding the foregoing, each of the Purchasers also understands and acknowledges that the transfer and exercise, as the case may be, of the Sponsors’ Warrants is subject to the specific conditions to such transfer or exercise as outlined herein and the Warrant Agreement, as to which each of the Purchasers specifically assents by its execution hereof.

        (iii) The Company may, from time to time, make stop transfer notations in its records and deliver stop transfer instructions to its transfer agent to the extent its counsel considers it necessary to ensure compliance with applicable federal and state securities laws and the transfer restrictions contained elsewhere in this Agreement and the Warrant Agreement.

        B. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties may not assign this Agreement, other than assignments by the Purchasers to affiliates thereof.

        C. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

        D. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

        E. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

        F. Governing Law. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York. The parties agree that, all actions and proceedings arising out of this Agreement or any of the transactions contemplated hereby, shall be brought in the United States District Court for the Southern District of New York or in a New York State Court in the County of New York and that, in connection with any such action or proceeding, submit to the jurisdiction of, and venue in, such court. Each of the parties hereto also irrevocably waives all right to trial by jury in any action, proceeding or counterclaim arising out of, connected with or relating to this Agreement or the transactions contemplated hereby.

        G. Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, sent to the recipient by reputable overnight courier service (charges prepaid), sent to the recipient by facsimile, provided the recipient confirms recipient of such facsimile, or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent:

        If to the Company:

Hanover-STC Acquisition Corp. 590 Madison Avenue 35th Floor New York, New York 10022 Facsimile: [______________]

6

With a copy to: Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 Attn: Bruce Mendelsohn, Esq. Facsimile: (212) 872-1002

If to a Purchaser, to the address set below such Purchaser’s name on the signature pages hereto, or to such other address or to the attention of such other person as such Purchaser has specified by prior written notice to the sending party.

        H. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

[SIGNATURE PAGES FOLLOW]

7

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

COMPANY:

Hanover-STC Acquisition Corp.

By: /s/ Mark Klein Name: Mark D. Klein Title: Chief Executive Officer

PURCHASERS:

Hanover Overseas Limited

By: /s/ Lisabeth Style Name: Lisabeth Style Title: Director

Mailing Address:

STC Investment Holdings LLC

By: /s/ William Sheoris Name: William J. Sheoris Title: Chief Financial Officer

Mailing Address:

Solar Capital, LLC

By: /s/ Michael Gross Name: Michael S. Gross Title: Chief Financial Officer

Mailing Address:

Signature Page to STC-Hanover Acquisition Corp. Securities Purchase Agreement

Jakal Investments, LLC

By: /s/ Paul Lapping Name: Paul D. Lapping Title: Manager

Mailing Address:

________________________ ________________________ ________________________

/s/ Steven Shenfeld Steven A. Shenfeld

Mailing Address:

________________________ ________________________ ________________________

Signature Page to STC-Hanover Acquisition Corp. Securities Purchase Agreement

Schedule A

Purchaser:	Sponsors’ Warrants Purchased:	Purchase Price of Sponsors’ Warrants:
Hanover Overseas Limited	1,000,000	$1,000,000

STC Investment Holdings LLC	1,000,000	$1,000,000

Solar Capital, LLC	500,000	$ 500,000

Jakal Investments, LLC	500,000	$ 500,000

Steven A. Shenfeld	250,000	$ 250,000

Total	3,250,000	$3,250,000

Schedule A

Exhibit A

FORM OF WARRANT AGREEMENT

(Attached)

Schedule A

Exhibit B

FORM OF ESCROW AGREEMENT

(Attached)

Schedule A